Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Cunningham Graphics International, Inc. of our report dated February 3, 1999 with respect to the financial statements of Boston Towne Press, Inc. included in the Form 8-K/A of Cunningham Graphics International, Inc. filed with the Securities and Exchange Commission on March 29, 1999.


                                      /s/ H.R. Margolis Company


Philadelphia, Pennsylvania
August 30, 1999